EXHIBIT 99.1

LOOP INDUSTRIES AND SK GEO CENTRIC CONFIRM THE SUCCESSFUL

COMPLETION OF A TECHNICAL DUE DILIGENCE OF LOOP’S TECHNOLOGY AT

ITS PRODUCTION FACILITY IN QUEBEC, CANADA

•	MARKS THE NEXT PHASE IN THE COMMERCIALIZATION OF INFINITE LOOP™ FACILITIES ACROSS ASIA
•	BREAKING GROUND OF FIRST FACILITY IN ULSAN, SOUTH KOREA ANTICIPATED LATER IN 2023

Montreal (Canada) – Loop Industries, Inc. (Nasdaq: LOOP) (“Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, and SK Geo Centric (“SKGC”), subsidiary of South Korean group SK, today announced the successful completion of a technical due diligence conducted by SKGC and the validation of Loop’s technology. The technical due diligence marks the next phase in Loop and SKGC’s long-standing partnership to commercialize Loop’s technology through Infinite Loop™ manufacturing facilities in the Asian market.

SKGC, which acquired a 10% equity stake in Loop in August 2021, executed a comprehensive due diligence to validate Loop’s technology and its production facility in Terrebonne, Quebec. The scope of the technical due diligence included the depolymerization of low value PET waste into its base monomers of DMT and MEG, the purification of the monomers, as well as the polymerization into virgin-quality Loop™ PET resin and polyester fiber. Key parameters of Loop’s technology that were validated were the production yields, operational stability, quality of the outputting monomers and overall performance of the production facility. The technical due diligence validated that the PET resin and polyester fiber produced using Loop’s technology is of virgin-quality. The technical due diligence report, signed by both parties, confirms Loop’s innovative technology.

SKGC and Loop are committed to commercialize the Infinite Loop technology in Asia and the partners are planning several jointly built large-scale manufacturing facilities. Loop and SKGC are also working together with SK ecoengineering “SKEE”, a subsidiary of the SK Group who brings considerable experience and proficiency as an EPC contractor, on the engineering services for their Asian manufacturing facilities. The first Asian manufacturing facility in Ulsan, South Korea, is anticipated to break ground in 2023 and the evaluation of the second Asian facility has already begun. The next step in the partnership is to sign the definitive joint venture agreement which is currently being finalized.

“The technical due diligence, executed by SKGC’s extremely knowledgeable group of scientists and engineers at our production facility in Terrebonne, has further validated the effectiveness and robustness of our technology. This complete due diligence is a critical milestone to our partnership with SKGC and the commercialization of Infinite Loop™ manufacturing plants across Asia.  Due to the large population centers and being the main hub for the polyester fiber supply chain for textiles, the Asian market represents a tremendous opportunity for growth.” said Loop Founder and CEO Daniel Solomita. “We are delighted to continue working closely with SKGC and to commercialize our technology in the Asian market.”

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“The successful completion of this technical due diligence validates our unique process and reaffirms the overall performance of our production facility," said Adel Essaddam, Vice President of Science and Innovation for Loop Industries. "Our technology enables us to make virgin-quality Loop™ PET resin and polyester fiber from low-value PET plastic, which is an important step towards our goal of reducing plastic waste and becoming a leader in PET plastic circularity.”

“SK Geo Centric has closely studied Loop’s technology that depolymerizes PET waste. With our combined efforts, we aim to utilize and increase the use of a more diversified selection of PET feedstock which will drive circularity for this material”, added Taejin Kim, Leader of Environmental R&D center of SK innovation.

"We are confident that Loop Industries' cutting-edge technology of PET recycling will be a winning tech in the industry. We are currently focused on the planning of our first manufacturing facility in Ulsan, South Korea, where we will implement Loop’s technology”, said Hyeong-taek Ham, Chief Technology Officer of SK Geo Centric.

Loop

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

About SK Geo Centric

In 1972, SK geo centric laid the foundation for the development of the petrochemical industry by operating the first naphtha-cracking facility in Korea. SK geo centric provides various automotive & packaging products and petrochemical solutions that customers and markets require. Furthermore, SK geo centric is growing into a technology-based global chemical company through continuous R&D efforts. SK geo centric will achieve its vision, ‘Green for Better Life’, by establishing a plastics based circular economy by collaborating with various partners and stakeholders. SK Geo Centric aims to be the largest urban oil field in the world, with announcing a plan of construction of its Advanced Recycle Cluster(ARC) in Ulsan, South Korea, by late 2025. ARC will be built on a 215,000㎡ (about the size of 22 soccer fields). Once the construction is completed, it will be able to process recycling around 250,000 tons of waste plastics each year.

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s planned manufacturing facilities, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the ongoing SEC investigation or the class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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